                                                                    EXHIBIT 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR

Wichita, Kansas                                                November 15, 2004

    LONE STAR STEAKHOUSE & SALOON, INC. TO PRESENT AT OPPENHEIMER CONFERENCE

Lone Star Steakhouse & Saloon, Inc. ("Lone Star") announced that Chief Executive
Officer, Jamie B. Coulter, Executive Vice President and Chief Financial Officer,
John D. White and Vice  President of Upscale  Restaurants,  Mark  Mednansky will present at the Oppenheimer  Restaurant  Tour and Conference in Dallas,  Texas on
Tuesday,  November  16,  2004.  The handout  material  will be  available on the
Company's  website  at  WWW.LONESTARSTEAKHOUSE.COM.  The  presentation  will  be archived for a period of thirty days.

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle Steak House  restaurants;  20 Texas Land & Cattle Steak House  restaurants and one Frankie's  Italian Grille  restaurant.  Licensees operate three domestic and thirteen international Lone Star restaurants,  and one domestic Del Frisco's
Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein, including future operating performance, development plans and comparable sales  of  the  Company,  are  reasonable,  any  of  the  assumptions  could  be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements contained in the press release will prove to be accurate.